AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 3rd day of April 2002, by and between New Horizon Education, Inc., a Utah corporation ("New Horizon"), Phase One, LLC, a Utah Limited Liability Company ("Phase One") and American Hospital Resources, Inc., a Delaware corporation ("AHR") and the shareholders, or their nominees, of AHR ("Shareholders"), with reference to the following:

      A. New Horizon is a Utah corporation organized on May 9, 1972. New Horizon has authorized capital stock of 100,000,000 common shares, no par value, of which 16,133,127 common shares are issued and outstanding.

     B. AHR is a privately held corporation organized under the laws of the State of Delaware on August 27, 1999. AHR has authorized capital stock of 1,500 common shares, no par value, of which 1,500 shares are issued and outstanding.

     C. The respective Boards of Directors of New Horizon and AHR have deemed it advisable and in the best interests of New Horizon and AHR that AHR be acquired by New Horizon, pursuant to the terms and conditions set forth in this Agreement.

     D. New Horizon and AHR propose to enter into this Agreement which provides among other things that all of the outstanding shares of AHR be acquired by New Horizon, in exchange for 3,196,873 shares of New Horizon and such additional items as more fully described in the Agreement.

     E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW,  THEREFORE,  the  parties  hereto  agree  as  follows:

                                    ARTICLE 1
                                THE ACQUISITION

     1.01 At the Closing, a total of 1,500 common shares, which represents all of the outstanding shares of AHR shall be acquired by New Horizon in exchange for 3,196,873 restricted common shares of New Horizon (the "Shares"). The Shares of New Horizon to be issued in this transaction shall be issued as set forth in Exhibit A to this Agreement.

     1.02 At the Closing, the AHR shareholders will deliver certificates for the outstanding shares of AHR, duly endorsed so as to make New Horizon the sole holder thereof, free and clear of all claims and encumbrances and New Horizon shall deliver a transmittal letter directed to the transfer agent of New Horizon directing the issuance of the Shares to the shareholders of AHR as set forth on Exhibit A of this Agreement.


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     1.03  Following  the  reorganization  there  will be a total of  19,810,000 common  shares,  no  par  value,  issued  and  outstanding  in  New  Horizon.

     1.04 Following the reorganization, AHR will be a wholly owned subsidiary of New Horizon.

                                    ARTICLE 2
                                  THE CLOSING

     2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 609 Judge Building, 8 East Broadway, Salt Lake City, UT 84111 on or before April 15, 2002, (the "Closing Date") or at such other place or date and time as may be agreed to in writing by the parties hereto.

     2.02 The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

     (a) New Horizon will obtain the necessary approval and amend its Articles of Incorporation to change the name of the Company to American Hospital Resources, Inc., or such similar name as is available in the State of Utah and to authorize a class of 10,000,000 preferred shares, the rights and preferences of which shall be determined by the board of directors.

     (b) Phase One will place 12,867,400 shares of New Horizon stock held by Phase One in escrow and give AHR and/or it assigns, an option for 45 days to purchase those shares for $130,000. If the option to purchase is exercised, the shares will be placed in escrow until the conditions of items 2.03(a) and 2.03(b) are met. See Escrow Agreement, Exhibit C.

     (c) New Horizon shall place 3,196,873 restricted common shares of New Horizon stock in escrow pending completion of items 2.03(a) and (b) below. See Escrow Agreement, Exhibit C.

     (d) AHR will not issue any additional New Horizon stock without unanimous approval of the board of directors of New Horizon until items 2.03(a) and (b) below have been completed.

     2.03 The following conditions are a part of this Agreement and must be completed subsequent to the date of closing on the dates identified below or such other date specified by the parties:

     (a) AHR agrees to acquire operations within the ninety (90) days from the date of Closing this Agreement. Combined audits of the acquired businesses will show a $1,500,000 EBITDA and $15.3 million in revenues on an annualized run rate on a twelve month going forward basis. Such audits shall be delivered no later than sixty (60) days following the date of the acquisition.


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

     (b) AHR agrees to raise a minimum of $2,870,000 for AHR with the first $1,000,000 raised within ninety (90) days of Closing this Agreement with the balance due within 180 days post Closing.

     (c) Upon successful completion of items 2.03(a) and (b) above, AHR will appoint one additional director to the Board of Directors and all the escrowed shares shall be released to AHR.

     (d) If items 2.03(a) and (b) above are not completed within the time provided, this Agreement will terminate and become null and void and the transaction will be unwound to put the parties in the same position prior to closing unless the parties mutually agree to renegotiate the terms of this Agreement.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF NEW HORIZON

     New  Horizon  hereby  represents  and  warrants  to  AHR  as  follows:

     3.01 New Horizon shall deliver to AHR, on or before Closing, each of the following:

          (a) Financial Statements. Audited financial statements of New Horizon including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2000 and 2001, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of New Horizon at the dates thereof. (Schedule A)

          (b) Property. An accurate list and description of all property, real or personal, owned by New Horizon of a value equal to or greater than $1,000.00. (Schedule B.)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C.) A complete and accurate list of all debts, liabilities and obligations of New Horizon incurred or owing as of the date of this Agreement. (Schedule C.1.)

          (d) Leases and Contracts. A complete and accurate list describing all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which New Horizon is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by New Horizon
     (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)


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

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of New Horizon for the repayment of borrowed money. (Schedule E.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of New Horizon together with all amendments thereto to the date hereof. (Schedule G.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of New Horizon (as certified by New Horizon's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of New Horizon (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

          (i) Officers and Directors. A complete and current list of all Officers and Directors of New Horizon, each of whom shall resign effective as of the Closing Date. (Schedule I.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of New Horizon who received $1,000.00 or more in aggregate compensation from New Horizon whether in salary, bonus or otherwise, during the year 2001, or who is presently scheduled to receive from New Horizon a salary in excess of $1,000.00 during the year ending December 31, 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of New Horizon. (Schedule J.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of New Horizon threatened, which may materially and adversely affect New Horizon. (Schedule K.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for New Horizon for the last fiscal year. (Schedule L.)


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

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by New Horizon under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

          (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which New Horizon has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein New Horizon is qualified to do business and is in good standing. (Schedule O.)

          (p) Subsidiaries. A complete list of all subsidiaries of New Horizon. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which New Horizon has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of New Horizon, if any. (Schedule Q.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which New Horizon may have, other than those listed in the schedule on Union Matters. (Schedule R.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of New Horizon in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming New Horizon as an insured or beneficiary or as a loss payable payee or for which New Horizon has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by New Horizon regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming New Horizon as beneficiary covering the business activities of New Horizon. (Schedule T.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of New Horizon, including presently effective contracts of New Horizon to be assigned to New Horizon, accounting for the principle revenues of New Horizon, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2001. (Schedule U.)


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

          (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of New Horizon. (Schedule V.)

3.02 Organization, Standing and Power. New Horizon is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.03 Qualification. New Horizon is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on New Horizon or its business operations. Such jurisdictions, which are the only jurisdictions in which New Horizon is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

3.04 Capitalization of New Horizon. The authorized capital stock of New Horizon consists of 100,000,000 shares of Common Stock, no par value, of which the only shares issued and outstanding shall be 16,633,127 common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefromThere are no preemptive rights with respect to the New Horizon stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of New Horizon.

3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of New Horizon. This Agreement constitutes the valid and binding obligation of New Horizon enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by New Horizon and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of New Horizon's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which New Horizon is a party or bound by.

3.06 Absence of Undisclosed Liabilities. New Horizon has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, New Horizon shall have no assets or liabilities other than those resulting from the acquisition of AHR.


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

3.07 Absence of Changes. Since December 31, 2001 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of New Horizon, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01

3.08 Tax Matters. All taxes and other assessments and levies which New Horizon is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by New Horizon in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by New Horizon income or business prior to the Closing Date.

3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which New Horizon or its shareholders are a party or by which New Horizon or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of New Horizon or any securities representing the right to purchase or otherwise receive any such capital stock of New Horizon.

3.10 Title to Assets. Except for liens set forth in Schedule C, New Horizon is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which New Horizon is a party are valid and in full force and effect on the date hereof, and New Horizon has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of New Horizon.

3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either New Horizon or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of New Horizon. New Horizon has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.


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3.13  Governmental  Regulation.  To  the  knowledge of New Horizon and except as set forth in Schedule K, New Horizon is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of New Horizon.

3.14 Brokers and Finders. New Horizon shall be solely responsible for payment to any broker or finder retained by New Horizon for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. New Horizon has not agreed to pay any fees or commissions to any party.

3.15 Accuracy of Information. No representation or warranty by New Horizon contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to AHR pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.16 Subsidiaries. Except as listed in Schedule P, New Horizon does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

3.17 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by New Horizon or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.18 Improper Payments. Neither New Horizon, nor any person acting on behalf of New Horizon has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of New Horizon (b) any customer, supplier or competitor of New Horizon or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for New Horizon or (c) any political party or any candidate for elective political office nor has any fund or other asset of New Horizon been maintained that was not fully and accurately recorded on the books of account of New Horizon.


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

3.19 Copies of Documents. New Horizon has made available for inspection and copying by AHR and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by New Horizon with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of New Horizon, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of New Horizon or adversely effect the objectives of this Agreement with respect to AHR including, but not limited to, the issuance and subsequent trading of the shares of common stock of New Horizon to be received hereby, subject to compliance by the shareholders of AHR with applicable law.

3.20 Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.21 Related Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                     AMERICAN HOSPITAL RESOURCES CORPORATION

     AHR  hereby  represents  and  warrants  to  New  Horizon  as  follows:

4.01  AHR  shall  deliver  to  New Horizon, on or before Closing, the following:

          (a) Financial Statements. Audited financial statements of AHR including, but not limited to, balance sheets and profit and loss statements from the date of inception, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of AHR at the dates thereof. (Schedule AA)

           (b) Property. An accurate list and description of all property, real or personal owned by AHR of a value equal to or greater than $1,000.00. (Schedule BB)

          (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule AA. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of AHR incurred or owing as of the date of this Agreement. (Schedule CC.1.)


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

          (d) Leases and Contracts. A complete and accurate list describing all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which AHR is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by AHR (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

          (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of AHR for the repayment of borrowed money. (Schedule EE.)

          (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

          (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of AHR, together with all amendments thereto to the date hereof. (Schedule GG.)

          (h) Shareholders. A complete list of all persons or entities holding capital stock of AHR or any rights to subscribe for, acquire, or receive shares of the capital stock of AHR (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

          (i) Officers and Directors. A complete and current list of all officers and Directors of AHR. (Schedule II.)

          (j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of AHR who received $1,000 or more in aggregate compensation from AHR whether in salary, bonus or otherwise, who is presently scheduled to receive from AHR a salary in excess of $1,000.00 during the year ending December 31, 2002, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

          (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of AHR threatened, which may materially and adversely affect AHR. (Schedule KK.)

          (l) Tax Returns. Accurate copies of all Federal and State tax returns for AHR, if any. (Schedule LL.)

          (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by AHR under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

          (n) A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which AHR has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

          (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein AHR is qualified to do business and is in good standing. (Schedule OO.)

          (p) Subsidiaries. A complete list of all subsidiaries of AHR. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which AHR has an interest, direct or indirect.

          (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of AHR, if any. (Schedule QQ.)

          (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which AHR may have, other than those listed in the schedule on Union Matters. (Schedule RR.)

          (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of AHR in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

          (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming AHR as an insured or beneficiary or as a loss payable payee or for which AHR has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by AHR regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming AHR as beneficiary covering the business activities of AHR. (Schedule TT.)

          (u) Customers. A complete and accurate list (in all material respects) of the customers of AHR, including all presently effective contracts of AHR to be assigned to AHR, accounting for the principle revenues of AHR, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (Schedule UU.)

          (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of AHR. (Schedule VV.)

4.02 Organization, Standing and Power. AHR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.03 Qualification. AHR is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on AHR or its business operations. Such jurisdictions, which are the only jurisdictions in which AHR is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

4.04 Capitalization of AHR. The authorized capital stock of AHR consists of 1,500 common shares of Common Stock, no par value per share, of which the only shares issued and outstanding are 1,500 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the AHR stock.

4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of AHR. This Agreement constitutes the valid and binding obligation of AHR, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by AHR and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of AHR 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which AHR is a party or bound.

4.06 Absence of Undisclosed Liabilities. AHR has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

4.07 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of AHR , except for changes resulting from completion of those transactions described in Section 5.02.

4.08 Tax Matters. All taxes and other assessments and levies which AHR is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by AHR in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by AHR income or business prior to the Closing Date.

4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which AHR or its shareholders are a party or by which AHR or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of AHR or any securities representing the right to purchase or otherwise receive any such capital stock of AHR .

4.10 Title to Assets. Except for liens set forth in Schedule CC, AHR is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which AHR is a party are valid and in full force and effect on the date hereof, and AHR has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of AHR.

4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of AHR , threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of AHR . AHR has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.13 Governmental Regulation. To the knowledge of AHR and except as set forth in Schedule KK, AHR is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of AHR

4.14 Broker and Finders. AHR shall be solely responsible for payment to any broker or finder retained by AHR for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

4.15 Accuracy of Information. No representation or warranty by AHR contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to New Horizon pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.16 Subsidiaries. Except as listed in Schedule PP, AHR does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by AHR or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.18 Improper Payments. No person acting on behalf of AHR has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of AHR , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of AHR been maintained that was not fully and accurately recorded on the books of account of AHR.

4.19 Copies of Documents. AHR has made available for inspection and copying by NEW HORIZON and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by AHR with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of AHR or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. Each shareholder of AHR represents and warrants to New Horizon that the shares of New Horizon being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

5.01  Conduct  and  Transactions  of New Horizon.   During  the period  from the
date  hereof  to  the  date  of  Closing,  New  Horizon  shall:

          (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

          (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

     New Horizon shall not during such period, except in the ordinary course of business, without the prior written consent of AHR :

          (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

          (b) Except as set forth in paragraph 5.01(c) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Except as set forth in paragraph 5.01(d) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)  Make  any  material  change  in  its  insurance  coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make  any  capital  expenditures.

5.02 Conduct and Transactions of AHR . During the period from the date hereof to the date of Closing, AHR shall:

          (a) Obtain an investment letter from each shareholder of AHR in a form substantially like that attached hereto as Exhibit B.

          (b)  Conduct the operations of AHR in the ordinary course of business.

     AHR shall not during such period, except in the ordinary course of business, without the prior written consent of New Horizon:

          (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of AHR;

          (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

          (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

          (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

          (g)  Make  any  material  change  in  its  insurance  coverage;

          (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

          (i) Enter into any agreement or make any commitment to any labor union or organization;

          (j)  Make  any  material  capital expenditures in excess of $1,000.00.

          (k) Allow any of the foregoing actions to be taken by any subsidiary of AHR .

                                    ARTICLE 6
                              RIGHTS OF INSPECTION

6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, New Horizon and AHR agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of New Horizon or AHR, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, New Horizon and AHR will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

7.01 Conditions to Obligations of AHR. The obligation of AHR to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by New Horizon .

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by New Horizon which in the opinion of AHR would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of New Horizon set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. New Horizon shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and New Horizon shall have complied in all material respects with the course of conduct required by this Agreement.

          (c) Corporate Action. New Horizon shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for AHR that New Horizon has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Execution of this Agreement by the shareholders of AHR and any consents necessary for or approval of any party listed on any Schedule delivered by New Horizon whose consent or approval is required pursuant thereto shall have been obtained.

          (e) Financial Statements. AHR shall have been furnished with audited financial statements of New Horizon including, but not limited to, balance sheets and profit and loss statements from fiscal years ended December 31, 2000 and 2001. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of New Horizon as of December 31, 2001.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by New Horizon of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by New Horizon for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Changes in Financial Condition of New Horizon. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of New Horizon, except expenditures in furtherance of this Agreement.

          (i) Absence of Pending Litigation. New Horizon is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (j) Authorization for Issuance of Stock. AHR shall have received in form and substance satisfactory to counsel for AHR a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of New Horizon to issue stock certificates representing ownership of New Horizon common stock to AHR shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.02 Conditions to Obligations of New Horizon. The obligation of New Horizon to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by AHR.

          (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by AHR, which in the opinion of New Horizon, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of AHR set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

          (b) Performance of Obligations. AHR shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and AHR shall have complied in all respects with the course of conduct required by this Agreement.

          (c) Corporate Action. AHR shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for New Horizon that AHR has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

          (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by AHR, whose consent or approval is required pursuant thereto, shall have been obtained.

          (e) Financial Statements. New Horizon shall have been furnished with audited financial statements of AHR including, but not limited to, balance sheets and profit and loss statements from the date of inception. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of AHR since the date of inception.

          (f) Statutory Requirements. All statutory requirements for the valid consummation by AHR of the transactions contemplated by this Agreement shall have been fulfilled.

          (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by AHR for consummation of the transactions contemplated by this Agreement shall have been obtained.

          (h) Employment Agreements. Existing AHR employment agreements will have been delivered to counsel for New Horizon.

          (i) Changes in Financial Condition of AHR . There shall not have occurred any material adverse change in the financial condition or in the operations of the business of AHR, except expenditures in furtherance of this Agreement.

          (j) Absence of Pending Litigation. AHR is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

          (k) Shareholder Approval. The AHR shareholders shall have approved the Agreement and Plan of Reorganization.

                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

8.02 Compliance with Section 2.03(a) and (b). In the event AHR does not comply with Item 2.03(a) and (b), this Agreement shall be null and void and all transactions unwound to put the parties in their original position prior to entering this Agreement. Should enforcement of this item 8.02 become necessary, AHR will be responsible for any and all expenses incurred from the date of closing.

                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by New Horizon or AHR pursuant hereto, or otherwise adopted by New Horizon, by its written approval, or by AHR by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by New Horizon or AHR as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

          (a) By mutual written consent of the Boards of Directors of New Horizon and AHR .

          (b) By the Board of Directors of New Horizon if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

          (c) By the Board of Directors of AHR if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLE 11
                      EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01 Exchange of Shares. At the Closing, New Horizon shall issue a letter to the transfer agent of New Horizon with a copy of the resolution of the Board of Directors of New Horizon authorizing and directing the issuance of New
Horizon  shares  as  set  forth  on  Exhibit  A  to  this  Agreement.

11.02 Restrictions on Shares Issued to AHR . Due to the fact that AHR will receive shares of New Horizon common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of New Horizon will contain the following legend:

                    The  shares  represented  by  this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah excluding the conflicts of laws.

12.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

          If  to  New  Horizon                     If  to  AHR

          Mr.  Christopher  A.  Wheeler            Mr. Christopher A. Wheeler
          1912  Bay  Crest                         1912  Bay  Crest
          Santa  Ana,  CA  92704                   Santa  Ana,  CA  92704

          If  to  Phase  One

          Mr.  Mark  Buck
          428  Hao  Street
          Honolulu,  HI  96821

          With  copies  to:

          Cletha  A.  Walstrand,  Esq.
          609  Judge  Building
          8  East  Broadway
          Salt  Lake  City,  UT  84111

12.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

          (a) Extend the time for the performance of any of the obligations of the other;

          (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

          (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

          (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

       Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by New Horizon or AHR shall not constitute a waiver of the right to pursue other available remedies.

12.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of New Horizon and AHR and its shareholders.

12.07  Entire Agreement.  This Agreement and the Schedules and Exhibits attached
hereto,  represent  the  entire agreement  of  the   undersigned  regarding  the
subject  matter  hereof,   and  supersedes  all  prior  written  or  oral
understandings  or  agreements  between  the  parties.

12.08 AHR shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     Executed  as  of  the  date  first  written  above.

New Horizon Education, Inc.                 American Hospital Resources, Inc.


By:  __________________________             By:  _________________________
Christopher  A.  Wheeler,  President        Christopher  A.  Wheeler, President




Phase  One,  LLC


By:___________________________
Mark  Buck,  Managing  Member

     The undersigned hereby approves the Agreement and Plan of Reorganization with New Horizon Publishing, Inc. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with New Horizon Publishing, Inc. and understands its terms and conditions.

Shareholders  of  American  Hospital  Resources,  Inc.



______________________________________     Date:_________________
Christopher  A.  Wheeler

______________________________________     Date:_________________

______________________________________     Date:_________________

______________________________________     Date:_________________

______________________________________     Date:_________________

______________________________________     Date:_________________

______________________________________     Date:_________________

                                    EXHIBIT A



       Name  of                         Number  of  New  Horizon Education, Inc.
     Shareholder                                      Shares
     -----------                                      ------


Christopher  A.  Wheeler

EXHIBIT  B

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER:
ISSUER:          New  Horizon  Education,  Inc.

SECURITY:        Common  Stock,  no  par  value

QUANTITY:        ________________  Shares

     In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

     (1)     Investment.  I  am  aware  of  the  Company's  business affairs and
             -----------
financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

     (2)     Restrictions  on  Transfer  Under  Securities  Act.  I  further
             ---------------------------------------------------
acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

     (3)     Sales  Under  Rule  144.  I am aware of the adoption of Rule 144 by
             ------------------------
the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

     (4)     Limitations on Rule 144.  I further acknowledge and understand that
             ------------------------
the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

     (5)     Sales  Not  Under Rule 144.  I further acknowledge that, if all the
             ---------------------------
requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

     (6)     Stop  Transfer  Instructions.  I  further  understand  that  stop
             -----------------------------
transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

     (7)     Additional  Representations  and  Warranties.  In  addition,  I
             ---------------------------------------------
represent  and  warrant:

          (i) That I have had the opportunity to ask questions of, and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

          (ii) That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

          (iii) That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

          (iv) That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

          (v) That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

          (vi) That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

     SIGNATURE  OF  PURCHASER

Date:_______________

                         _______________________________
Address:

EXHIBIT  C

                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT, made and entered into as of this ___ day of _____________ 2002 (this "AGREEMENT"), by and among AMERICAN HOSPITAL RESOURCES,
                          ---------
INC. ("AHR"), PHASE ONE, LLC ("Phase One"), NEW HORIZON EDUCATION, INC. ("New Horizon"), and CLETHA A. WALSTRAND, P.C. (hereinafter referred to as the "ESCROW AGENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  APPOINTMENT  OF  ESCROW  AGENT.  AHR,  Phase  One  and New Horizon
              ------------------------------
hereby appoint Cletha A. Walstrand, P.C. as Escrow Agent in accordance with the terms and conditions of this Agreement and Cletha A. Walstrand, P.C. hereby accepts such appointment as Escrow Agent.

          2.  DEPOSIT  OF  ESCROW PROPERTY.  AHR has caused to be deposited with
              ----------------------------
the Escrow Agent 3,196,873 shares of restricted common stock of New Horizon Education, Inc. in connection with the purchase of shares of Common Stock pursuant to that certain Agreement and Plan of Reorganization by and between the Sellers and Purchasers identified therein dated as of the date hereof (the "AGREEMENT").
 ---------

     Upon exercise of a purchase option by AHR, Phase One will deposit with the Escrow Agent 12,867,400 shares of restricted New Horizon Education, Inc. common stock held in the name of Phase One pursuant to that certain Agreement.

     The Escrow Property consists of the 3,196,873 shares of restricted common stock of New Horizon in the name of AHR and, if the option is exercised, 12,867,400 shares of restricted common stock of New Horizon in the name of Phase One, (the "ESCROW PROPERTY").
             ----------------

          3.  RELEASE  OR  TERMINATION  OF ESCROW.  The parties hereto expressly
              -----------------------------------
agree that the escrow created by this Agreement shall operate and work as follows and the Escrow Agent covenants and agrees to hold, record, and distribute the Escrow Property pursuant to the provisions of this Paragraph 3.

     The Escrow Property shall be immediately released to AHR upon the Escrow Agent's receipt of an instruction signed by all parties stating all conditions of the Agreement have been satisfactorily met. If the conditions of the Agreement have not been met by the dates and times stated by the Agreement, the Escrow Property shall be returned to New Horizon and Phase One accordingly upon written instruction from New Horizon and Phase One.

          4.  TERMINATION  OF  ESCROW.  Upon  the  delivery  and transfer of the
              -----------------------
Escrow Property as provided in Paragraph 3, or upon the four month anniversary of this Agreement; provided, however, that Sections 5 through 12 hereof shall
                      --------  -------
survive  such  expiration  and  termination.

          5.  DISPUTE  AMONG  PARTIES.  In the event that a dispute arises among
              -----------------------
the parties hereto with respect to the terms of this Escrow Agreement or any other matter related hereto, and such dispute between the parties hereto is sufficient, in the sole and exclusive discretion of the Escrow Agent, to justify its doing so, the Escrow Agent shall tender into the registry or custody of any court of competent jurisdiction the Escrow Property, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged from all further duties and liabilities under this Escrow Agreement.

          6.  FURTHER ASSURANCES.  At any time and from time to time the parties
              ------------------
agree to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes and intent of this Agreement.

          7.  RELIANCE  BY THE ESCROW AGENT ON THIRD PARTIES.  In performing its
              ----------------------------------------------
obligations hereunder, the Escrow Agent may act in reliance upon any instrument or signature in good faith believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give a notice, request, consent or instruction or acknowledge receipt in connection with the provisions hereof has been duly authorized to do so and that the same is properly made or given. The Escrow Agent may rely upon any order, judgment, certification, demand or other writing delivered to it without being required to determine the propriety or validity thereof or of the service thereof or the jurisdiction of any court.

          8.  ESCROW  AGENT  RESIGNATION.  The  Escrow  Agent  may  resign  and
              --------------------------
thereupon be discharged of its duties as Escrow Agent hereunder by giving written notice thereof to the parties hereto. Such resignation shall not take effect until the expiration of 30 calendar days after the giving of such notice or the earlier receipt by the resigning Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by each of the parties hereto and the delivery by the resigning Escrow Agent to such successor of all Escrow Property then held by the resigning Escrow Agent hereunder or if no successor is appointed, by delivery of such Escrow Property to a court of competent jurisdiction and it shall thereby be discharged of its duties and responsibilities hereunder, the parties hereto hereby consenting and submitting to the personal jurisdiction of said court and agreeing to waive all rights to contest said jurisdiction in connection with any such action by the resigning Escrow Agent or any matter arising out of this Agreement or in connection therewith. In the event that the Escrow Agent shall resign and be discharged as aforesaid, the resigning Escrow Agent shall be free to act as counsel to a party hereto or any of its affiliates or shareholders with respect to any and all actions and disputes in which such party or any of its affiliates or shareholders may have an interest adverse to that of the other parties. The parties hereby acknowledge their awareness that the Escrow Agent has acted as counsel to the Company and its affiliated persons or entities and hereby waive any objection to any past or future representation.

          9.  ESCROW  AGENT'S  DUTIES.  The Escrow Agent shall have no duties or
              -----------------------
obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion in any particular manner or for any other reason, except for its gross negligence or willful neglect.

          10.  LIABILITY  OF  ESCROW  AGENT;  LEGAL  PROCESS.
          ----------------------------------------------------

               (a) The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by the parties hereto. In the event of any controversy or dispute arising hereunder or with respect to the construction hereof or any action to be taken by the Escrow Agent hereunder, the Escrow Agent shall not incur any liability for any action or omission to act by it in good faith. The good faith of the Escrow Agent shall be conclusively presumed with respect to any action or omission taken by it in accordance with the advice of independent counsel selected by such Escrow Agent.

               (b) The Escrow Agent may institute or defend any action or legal process involving any matter referred to herein which in any manner affects such Escrow Agent or its obligations or liabilities hereunder, as the case may be, but shall not be required to institute or defend such action or process unless or until requested to so do by all of the affected parties hereunder (other than any party who has instituted such action), and then only upon receiving full indemnity of an amount and of such character as the Escrow Agent shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto.

          11.  INDEMNIFICATION  OF  ESCROW AGENT.     Each, AHR, New Horizon and
               ---------------------------------
Phase One, jointly and severally agree to save harmless, defend and indemnify the Escrow Agent against any and all losses, liabilities, claims, costs, damages, judgments, attorneys' fees, expenses, obligations, taxes, assessments, actions, suits or charges made against the Escrow Agent or which it may incur or sustain in carrying out its responsibilities hereunder, otherwise than as a result of its gross negligence or willful neglect.

          12.  NOTICES.   All  notices,  demands,  requests  and  communications
               --------
required or contemplated hereunder shall be effective only if given in writing and shall be deemed to have been given when delivered by personal service or sent by nationally recognized express delivery service or express mail, or three days after being deposited in the mail and sent by registered or certified mail, postage prepaid, addressed, in the in case of express delivery or mail, as follows:

          IF  TO  ESCROW  AGENT:

          Cletha  A.  Walstrand,  P.C.
          609  Judge  Building  8  East  Broadway
          Salt  Lake  City,  Utah  84111-2204
          Attn:  Cletha  A.  Walstrand,  Esq.
          Tel.  No.:  (801)  363-0890
          Fax  No.:  (801)  363-8512


          If  to  New  Horizon                    If  to  AHR

          Mr.  Christopher  A.  Wheeler           Mr. Christopher A. Wheeler
          1912  Bay  Crest                        1912  Bay  Crest
          Santa  Ana,  CA  92704                  Santa  Ana,  CA  92704

          If  to  Phase  One

          Mr.  Mark  Buck
          428  Hao  Street
          Honolulu,  HI  96821

          13.  DISCLAIMER.  The Escrow Agent is to be considered and regarded as
               ----------
a depository only, and shall not be responsible or liable for the sufficiency or correctness as to form, manner of execution, validity or enforceability of any instrument deposited under this Agreement, nor as to the identity, authority, or rights of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Escrow Property received by it as Escrow Agent and for the transfer and delivery of the same in accordance with this Agreement.

          14.  MISCELLANEOUS.
               -------------

          14.1  NO THIRD-PARTY BENEFICIARY.  Nothing in this Agreement expressed
                --------------------------
or implied is intended or shall be construed upon or given to any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

          14.2  SEVERABILITY.  If any term or provision of this Agreement or the
                ------------
application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

          14.3  SUCCESSORS  AND  ASSIGNS.  The  provisions hereof shall inure to
                ------------------------
the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators, and assigns.

          14.4  NO  WAIVER.  No  course  of  dealing  between any of the parties
                ----------
hereto and no delay or failure in exercising any rights hereunder shall operate as a waiver of or otherwise prejudice any rights of a party hereunder.

          14.5  GOVERNING  LAW.  THIS  AGREEMENT  SHALL  BE  GOVERNED  BY  AND
                --------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF UTAH, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          14.6  ENTIRE  AGREEMENT.  This  Agreement  constitutes  the  entire
                -----------------
agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written Agreement, representations, promises or course of dealings.

          14.7  AMENDMENTS  AND  WAIVERS.  Neither this Agreement nor any of the
                ------------------------
terms hereof may be terminated, amended or waived orally, but only by an instrument in writing executed by the parties hereto.

          14.8  HEADINGS,  ETC.   The  headings  of  the various subdivisions of
                ---------------
this Agreement are for convenience of reference only and shall not define nor limit or otherwise affect any of the terms or provisions hereof. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

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          14.9  COUNTERPARTS.  This  Agreement  may  be  executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                [COUNTERPART SIGNATURE PAGE TO ESCROW AGREEMENT]



     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.


                                         Cletha  A.  Walstrand,  P.C.

                                         By:________________________________
                                         Cletha  A.  Walstrand
                                         President




New Horizon Education, Inc.              American Hospital Resources, Inc.


By:  __________________________          By:  _________________________
Christopher  A.  Wheeler,  President     Christopher  A.  Wheeler,  President




Phase  One,  LLC


By:___________________________
Mark  Buck,  Managing  Member

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